UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2009

VOLT INFORMATION SCIENCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-9232	13-5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Stewart Avenue, Westbury, New York	11590
(Address of Principal Executive Offices)	(Zip Code)

(516) 228-6700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously reported in Current Reports on Form 8-K filed with the Securities and Exchange Commission on September 9, 2009 and October 6, 2009, Volt Information Sciences, Inc. (the “Company”) has been assessing whether certain revenues and associated costs under certain customer contracts, recognized during fiscal years 2002 through 2008 and the first two quarters of fiscal 2009 by its Computer Systems segment, should be recognized in periods later than the periods in which they were recognized.

The Company’s management has identified errors in the application of accounting literature to revenue recognition for certain multi-year customer arrangements for telephone systems with multiple deliverables, some of which include customized software.

Accordingly, on December 22, 2009, on the recommendation of the Company’s management, the Audit Committee of the Company’s Board of Directors concluded that the Company’s financial statements as at and for the fiscal years ended October 28, 2007 and November 2, 2008 (as well as other financial information) included in the Company’s Annual Reports on Form 10-K for those years, and the Company’s condensed consolidated financial statements for quarterly periods through May 3, 2009 (as well as other financial information) contained in the Company’s previously filed Quarterly Reports on Form 10-Q (the Company has not as yet filed its Quarterly Report on Form 10-Q for the quarter ended August 2, 2009) should no longer be relied upon and will be restated.

The Company has not determined whether any restatements of other periods prior to fiscal 2007 will be required, because it is uncertain whether there will be a material impact of this revised revenue recognition on those prior periods.

The restatement is expected to impact only the timing of revenue and related costs recognized by the Company and not the validity of the underlying transactions. In addition, the revised results are not anticipated to have any effect on the Company’s cash positions.

The Audit Committee of the Company’s Board of Directors has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters disclosed in this Item.

The Company continues to work to analyze a large number of complex multi-year contracts involving multiple deliverables to complete its analysis, to restate its financial statements and to file the Company’s Quarterly Report on Form 10-Q for the quarter ended August 2, 2009 and Annual Report on Form 10-K for the fiscal year ending November 1, 2009, as soon as possible. The Company is likely to be delayed in filing its Annual Report on Form 10-K, which is due on January 15, 2010.

Item 7.01	Regulation FD Disclosure.

On December 23, 2009, the Company will issue a press release concerning the foregoing. A copy of the press release is furnished as Exhibit 99.1 to this Report.

Item 7.01 and Exhibit 99.1 herein are being furnished, and shall not be deemed “filed,” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Volt Information Sciences, Inc. dated December 23 , 2009.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

Date:	December 22, 2009	By:	/s/ Jack Egan
Jack Egan, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Volt Information Sciences, Inc. dated December 23, 2009.